EXHIBIT 99.2

CITIGROUP INC.
EUR 750,000,000 Floating Rate Notes due November 2008
under the
Euro Medium Term Note Series B Programme

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount of Series:	EUR 750,000,000
4.	Issue Price:	99.761% of the Aggregate Nominal Amount
5.	Specified Denominations:	EUR 1,000, EUR 10,000, EUR 100,000
6.	Issue Date:	10 November 2003
7.	Maturity Date:	10 November 2008
8.	Interest Basis:	Floating Rate (as specified below)
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Floating Rate Note Provisions	Applicable
(i) Interest Payment Dates:
Interest will be paid quarterly in arrears on 10 February, 10 May, 10 August and 10 November in each year, ending on the Maturity Date, subject to adjustment in accordance with the Business Day Convention

	(ii) Business Day Convention:	Modified Following Business Day Convention
	(iii) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(iv) Screen Rate Determination:
	- Reference Rate:	3 month EURIBOR
	- Relevant Screen Page:	Telerate page 248
	- Interest Determination Dates:	The second day on which the TARGET system is open prior to the start of each Interest Period
	- Relevant Time:	11.00 a.m. Brussels time
	- Relevant Financial Centre:	London/Euro-zone
	(v) Margin:	0.10% per annum
	(vi) Minimum Rate of Interest:	Not Applicable
	(vii) Maximum Rate of Interest:	Not Applicable
	(viii) Day Count Fraction:	Actual/360
	(ix) Business Days:	TARGET and London
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable on redemption for taxation purposes or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable
17.	Consolidation provisions:	Not Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0179932677
20.	Common Code:	017993267